Exhibit:  24(b)(8)(j)(4):  Second Amendment to the Administrative Services Agreement, dated September 1, 2007, by and among Voya Insurance and Annuity Company, ReliaStar Life Insurance Company of New York and Legg Mason Investor Services, LLC

SECOND AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

This Second Amendment to Administrative Services Agreement (“Amendment”) is entered into by and among Voya Insurance and Annuity Company and ReliaStar Life Insurance Company of New York (collectively the “Company”) and Legg Mason Investor Services, LLC (the “Distributor”).

WHEREAS, the parties entered into an Administrative Services Agreement dated September 1, 2007, as amended November 20, 2015 (the “Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

WHEREAS, the parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

1.   Schedule A of this Amendment, attached hereto, supersedes and replaces in its entirety the Schedule A of the Agreement.

2.   Other Terms.  Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

For the purpose of referring to this Amendment, the date of this Amendment shall be the date of acceptance by Legg Mason Investor Services, LLC.

Legg Mason Investor Services, LLC

By:      /s/ Michael P. Mattera

Name:  Michael P. Mattera

Title:    Director

Date:    3/14/16

Voya Insurance and Annuity Company                             ReliaStar Life Insurance Company of New York

By:      /s/ Carolyn M. Johnson                                               By:      /s/ Zack Dunkin

Name:  Carolyn M. Johnson                                                    Name:  Zack Dunkin

Title:    SVP                                                                             Title:    Vice President

Date:    3.3.16                                                                          Date:   3/4/16

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SCHEDULE A

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Legg Mason Global Asset Management Variable Trust

Fund Name	Class	Administrative Services Fee
Legg Mason BW Absolute Return Opportunities VIT	I & II	XXbps

Legg Mason Partners Variable Equity Trust

Fund Name/Fund Series	Class	Administrative Services Fee
ClearBridge Variable Appreciation Portfolio	I	XXbps
ClearBridge Variable Large Cap Value Portfolio	I	XXbps
All other ClearBridge Variable/VIT Series of Portfolios (except as stated above)	I & II	XXbps
Permal Variable/VIT Series of Portfolios	I & II	XXbps
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	I & II	XXbps
QS Legg Mason Variable Conservative Growth	Single	XXbps
QS Legg Mason Variable Growth	Single	XXbps
QS Legg Mason Variable Moderate Growth	Single	XXbps

Legg Mason Partners Variable Income Trust

Fund Name/Fund Series	Class	Administrative Services Fee
Western Asset Core Plus VIT Portfolio	I	XXbps
All other Western Asset Variable/VIT Series of Portfolios (except as stated above)	I & II	XXbps

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